Exhibit 99.1

Ebix Announces SECOND Quarter 2015 Results

•	Q2 Revenues of $64.7 million, up 26% year over year

•	Q2 Diluted EPS of $0.54, up 54% year-over-year

JOHNS CREEK, GA - August 7, 2015 - Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the the insurance, financial and healthcare industries, today reported results for the fiscal second quarter ended June 30, 2015.

Ebix delivered the following results for the second quarter of 2015:

Revenues: Total Q2 2015 revenue was $64.7 million, an increase of 26% on a year-over-year basis, as compared to Q2 2014 revenue of $51.5 million and a slight 1.5% sequential increase over Q1 2015 revenue of $63.8 million.

On a constant currency basis, Ebix Q2 2015 revenue increased 31% year over year to $67.4 million as compared to $51.5 million in Q2 of 2014. Also on a constant currency basis, year to date revenue increased 29% to $133.1 million as compared to $102.9 million during the same period in 2014.

Earnings per Share: Q2 2015 diluted earnings per share of $0.54 were up 54% as compared to $0.35 in the second quarter of 2014. For purposes of the Q2 2015 EPS calculation, there was an average of 35.3 million diluted shares outstanding during the quarter, as compared to 38.6 million diluted shares outstanding in Q2 2014.

Operating Cash: Cash generated from operations in Q2 2015 was $17.5 million, essentially at the same levels as compared to $17.8 million in Q2 2014 and significantly improved from the ($7.3) million of cash used in operation during Q1 of 2015.

Operating Income and Margins: Operating income for Q2 2015 was up 17% at $20.4 million as compared to $17.5 million of operating income in Q2 2014. Operating margins, for Q2 2015 for Consulting were at 24% while for the remaining businesses were at 33%

Net Income: Q2 2015 net income was $19.0 million, up 40% as compared to Q2 2014 net income of $13.6 million. During the six months ended June 30, 2015, net income increased $8.4 million or 29%, to $37.4 million compared to $29 million during the same period in 2014

Q3 2015 Diluted Share Count: As of today, the Company expects the diluted share count for Q3 2015 to be approximately 34.8 million.

Channel Revenues: The Exchange channel continued to be the largest channel for Ebix accounting for 72% of the Company’s Q2 2015 revenues.

Exhibit 99.1

(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
Channel	2015	2014	2015	2014
Exchanges	$ 46,825	$ 41,350	$ 93,503	$ 83,455
Broker Systems	3,519	4,865	7,255	9,351
Risk Compliance Solutions (RCS)	13,289	3,652	25,464	7,077
Carrier Systems	1,079	1,609	2,243	2,997
Total Revenue	$ 64,712	$ 51,476	$ 128,465	$ 102,880

The continued strengthening of the US dollar, year over year, as compared to the Australian dollar and the Brazilian real decreased revenue by $2.7 million in Q2 2015 and $4.6 million during the six months ended June 30, 2015 across the Exchange and Broker Systems Channels.

Share Repurchases: In August 2014, the company had announced its intent to purchase up to $80 million of Ebix shares over the next 12 months. As of July 31st the Company reported that it had purchased 4 million shares worth approximately $80 million since August 2014. The Company Board of Directors is likely to authorize a new $100 million share repurchase plan once the previous authorized amount of $100 million is fully utilized.

Ebix Chairman, President and CEO Robin Raina said, “On a constant currency basis, our revenues for Q2 2015 would have been $67.4 million as compared to $51.5 million in Q2 of 2015. We feel that we have momentum on our side now. With many prestigious signed contracts in implementation, a number of key new contracts signed in Q2 2015 and a few material commitments in the contract stages, we are hopeful that we can show a meaningful improvement in our top line in 2015 and beyond. We are pleased that we have been able to keep growing our top line while continuing to de-emphasize any existing revenue streams that have been low margin intensive for the Company.”

“We are also pursuing a number of key acquisition opportunities that are expected to be quite accretive for our shareholders.” Robin said. “We also believe that we can increase our reach and top line revenue growth substantially by forging strong strategic alliances with reputed advisory and consulting companies who will market and sell our products to their large client base. We expect to announce one such key relationship soon.”

Robin added, “We believe that the Company’s recurring revenue streams, cash flow characteristics, sticky client base, On-demand business model, rich domain expertise, strong barriers to entry along with a highly diversified client base etc. are not fully reflected in the Company’s present valuation. Accordingly we are committed to expanding our share repurchase plan substantially as we see share repurchases as one of the most accretive ways of generating value for our shareholders.”

Robert Kerris, Ebix’s EVP and CFO said “While we are pleased with the Q2 2015 results, we believe that the Company can improve its operating margins significantly through a number of efficiency initiatives that have been put in place. During the 2nd quarter we facilitated robust returns for our shareholders by paying $12.2 million to repurchase 414,258 shares of our common stock, and paying $2.7 million through the Company’s quarterly dividend of $0.075 per share. However, from a liquidity perspective we still have $28.4 million of cash and short-term investments on hand and access to $89.5 million of potential available capacity from the expanded line of credit with Regions Bank to fuel organic growth, to fund the integration of recent

Exhibit 99.1

business acquisitions, and to pursue additional accretive acquisitions. The Company had a strong operating cash flow performance for the 2nd quarter which was $17.5 million, an increase of $24.8 million from Q1.”

About Ebix, Inc.

A leading international supplier of On-Demand software and E-commerce services to the insurance, financial and healthcare industries, Ebix, Inc., (NASDAQ: EBIX) provides end-to-end solutions ranging from infrastructure exchanges, carrier systems, agency systems and risk compliance solutions to custom software development for all entities involved in the insurance industry.

With 40+ offices across Brazil, Singapore, Australia, the US, UK, New Zealand, India and Canada, Ebix powers multiple exchanges across the world in the field of life, annuity, health and property & casualty insurance while conducting in excess of $100 billion in insurance premiums on its platforms. Through its various SaaS-based software platforms, Ebix employs hundreds of insurance and technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company's website at www.ebix.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS
As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company's products by the market, and management's plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission ("SEC"), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as "may," "could," "should," "would," "believe," "expect," "anticipate," "estimate," "intend," "seeks," "plan," "project," "continue," "predict," "will," "should," and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as: the risk of an unfavorable outcome of the pending governmental investigations or shareholder class action lawsuits, reputational harm caused by such investigations and lawsuits, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company's ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in Australia and India wherein we have

Exhibit 99.1

significant operations); equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; and international conflict, including terrorist acts.

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto.

You may obtain our SEC filings at our website, www.ebix.com under the "Investor Information" section, or over the Internet at the SEC's web site, www.sec.gov.

CONTACT:
Aaron Tikkoo
678 -281-2027 or atikkoo@ebix.com

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30
	2015	2014	2015	2014
Operating revenue	$64,712	$51,476	$128,465	$102,880

Operating expenses:
Cost of services provided	18,699	9,964	38,184	19,576
Product development	7,288	6,758	14,335	13,451
Sales and marketing	3,611	3,784	6,990	7,085
General and administrative, net	12,121	11,068	22,867	20,909
Amortization and depreciation	2,570	2,441	5,167	4,993
Total operating expenses	44,289	34,015	87,543	66,014

Operating income	20,423	17,461	40,922	36,866
Interest income	44	130	105	265
Interest expense	-625	-211	-1,344	-458
Non-operating (loss)/income - put options	0	-139	0	315
Foreign currency exchange gain (loss)	330	-336	1,222	-455
Income before income taxes	20,172	16,905	40,905	36,533
Income tax expense	-1,136	-3,326	-3,533	-7,537
Net income	$19,036	$13,579	$37,372	$28,996

Basic earnings per common share	$0.54	$0.35	$1.06	$0.76

Diluted earnings per common share	$0.54	$0.35	$1.05	$0.75

Basic weighted average shares outstanding	35,046	38,427	35,375	38,373

Diluted weighted average shares outstanding	35,269	38,647	35,610	38,624

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(In thousands, except share amounts)	June 30, 2015	December 31, 2014
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$27,423	$52,300
Short-term investments	974	281
Trade accounts receivable, less allowances of $1,449 and $1,619, respectively	47,217	41,100
Deferred tax asset, net	2,115	2,113
Other current assets	9,933	8,067
Total current assets	87,662	103,861

Property and equipment, net	32,250	24,661
Goodwill	412,842	402,220
Intangibles, net	51,656	49,371
Indefinite-lived intangibles	30,887	30,887
Deferred tax asset, net	23,191	18,758
Other assets	5,766	4,553
Total assets	$644,254	$634,311

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$23,099	$40,121
Accrued payroll and related benefits	6,229	5,280
Current portion of long term debt and capital lease obligations, net of discount of $9 and $7, respectively	617	936
Current deferred rent	289	268
Contingent liability for accrued earn-out acquisition consideration	1,887	887
Deferred revenue	20,612	22,192
Other current liabilities	102	102
Total current liabilities	52,835	69,786

Revolving line of credit	150,465	120,465
Long term debt and capital lease obligations, less current portion, net of discount of $0 and $7, respectively	43	593
Other liabilities	2,447	2,179
Contingent liability for accrued earn-out acquisition consideration	8,193	4,480
Deferred revenue	1,803	2,496
Long term deferred rent	1,901	2,091
Total liabilities	217,687	202,090

Stockholders’ equity:
Preferred stock, $0.10 par value, 500,000 shares authorized, no shares issued and outstanding at June 30, 2015 and December 31, 2014	0	0
Common stock, $0.10 par value, 60,000,000 shares authorized, 34,937,055 issued and outstanding, at June 30, 2015 and 36,232,074 issued and 36,191,565 outstanding at December 31, 2014	3,494	3,619
Additional paid-in capital	103,547	137,101
Treasury stock (no shares as of June 30, 2015 and 40,509 shares as of December 31, 2014)	0	-76
Retained earnings	341,709	309,726
Accumulated other comprehensive loss	-22,183	-18,149
Total stockholders’ equity	426,567	432,221
Total liabilities and stockholders’ equity	$644,254	$634,311

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (In thousands) (Unaudited)

	Six Months Ended
	June 30,
	2015	2014
Cash flows from operating activities:
Net income	$37,372	$28,996
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,167	4,993
Benefit for deferred taxes	-6,014	-1,668
Share based compensation	839	882
Provision for doubtful accounts	301	748
Debt discount amortization on promissory note payable	8	18
Unrealized foreign exchange (gain) loss	-920	517
Loss on put option	0	-315
Reduction of acquisition earnout accruals	0	-1,762
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	-3,662	-2,992
Other assets	-2,606	917
Accounts payable and accrued expenses	-18,802	-1,914
Accrued payroll and related benefits	1,104	2,007
Deferred revenue	-2,036	-1,128
Deferred rent	-125	-195
Reserve for potential uncertain income tax return positions	108	3,866
Liability - securities litigation settlement payment	-690	-4,218
Other liabilities	111	-128
Net cash provided by operating activities	10,155	28,624

Cash flows from investing activities:
Acquisition of Media Health, net of cash acquired	-1,000	0
Acquisition of P.B. Systems, net of cash acquired	-11,480	0
Acquisition of HealthCare Magic, net of cash acquired	0	-5,856
Acquisition of CurePet, Inc., net of cash acquired	0	3
Payment of acquisition earn-out contingency, Taimma	0	-2,250
Purchases of marketable securities	-704	-567
Capital expenditures	-10,312	-13,852
Net cash used in investing activities	-23,496	-22,522

Cash flows from financing activities:
Proceeds from / (Repayments) on revolving line of credit, net	30,000	-15,000
Principal payments of term loan obligation	0	-4,813
Repurchases of common stock	-34,481	-2,234
Excess tax benefit from share-based compensation	63	-3,200
Proceeds from the exercise of stock options	1,117	788
Forfeiture of certain shares to satisfy exercise costs and the recipients income tax obligations related to stock options exercised and restricted stock vested	-1,141	-30
Dividend payments	-5,389	-5,793
Principal payments of debt obligations	-623	-321
Payments of capital lease obligations	-1	-103
Net cash used in financing activities	-10,455	-30,706
Effect of foreign exchange rates on cash	-1,081	833
Net change in cash and cash equivalents	-24,877	-23,771
Cash and cash equivalents at the beginning of the period	52,300	56,674
Cash and cash equivalents at the end of the period	$27,423	$32,903
Supplemental disclosures of cash flow information:
Interest paid	$2,964	$436
Income taxes paid	$20,926	$6,774